Exhibit 99.1

Investor Contacts:	Marisa Jacobs, Crocs, Inc.
(303) 848-7322
mjacobs@crocs.com

Media Contact:	Ryan Roccaforte, Crocs, Inc.
(303) 848-7116
rroccaforte@crocs.com

Crocs, Inc. Reports First Quarter 2018 Results
Exceeded All Guidance Metrics; Increased Full-Year Guidance
___________________________________________________________________________

NIWOT, COLORADO — May 8, 2018 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for men, women, and children, today announced its first quarter 2018 financial results.

Andrew Rees, President and Chief Executive Officer, said, “The year is off to a strong start, with first quarter results exceeding guidance on all metrics. Our Spring/Summer 2018 collection is being well-received, and our LiteRide launch surpassed our expectations. We continue to successfully execute against our strategic priorities and are increasing our guidance. We now expect full year revenues to be up low single digits, as double-digit e-commerce growth and moderate wholesale growth more than offset the decline in retail revenues associated with our store closure plan.”

First Quarter 2018 Operating Results:

•
Revenues were $283.1 million, growing 5.7% over the first quarter of 2017, or 0.7% on a constant currency basis. Top line growth was achieved despite the loss of approximately $12 million due to operating fewer stores and business model changes. E-commerce grew 24.1%, wholesale grew 6.5%, and the retail channel delivered positive comparable store sales of 7.6%.

•
Gross margin was 49.4%, declining 50 basis points from last year’s first quarter. At the beginning of the first quarter, the Company changed its inventory costing methodology from average cost to first-in-first-out, or FIFO. This change resulted in a timing-related charge to cost of sales in the first quarter, but will have no impact on the full year. Absent this charge, first quarter gross margin would have been up modestly to prior year.

•
Selling, general and administrative expenses (“SG&A”) were $114.0 million compared to $118.0 million in the first quarter of 2017. As a percent of revenues, SG&A improved 380 basis points and represented 40.2% of revenues. First quarter 2018 results included $2.5 million of non-recurring charges associated with our SG&A reduction plan compared to $2.2 million in last year’s first quarter.

•
Income from operations of $25.9 million increased 66.4% compared to $15.6 million in last year’s first quarter. Net income attributable to common stockholders was $12.5 million, or $0.15 per diluted share, compared to $7.2 million, or $0.08 per diluted share, in last year’s first quarter. We had 71.7 million and 74.6 million weighted average diluted common shares outstanding on March 31, 2018 and 2017, respectively.

Balance Sheet and Cash Flow Highlights:

•	Cash used in operating activities decreased 6.6% to $46.6 million during the first quarter of 2018 compared to $49.9 million during the first quarter of 2017.

•
Cash and cash equivalents as of March 31, 2018 increased 14.7% to $102.0 million compared to $88.9 million as of March 31, 2017. This growth reflects the successful execution of the Company’s strategic objectives along with improved working capital management.

•	Inventory declined 17.0% to $148.2 million as of March 31, 2018 compared to $178.5 million as of March 31, 2017, reflecting the Company’s continued focus on inventory management.

•
Capital expenditures during the first quarter of 2018 were $1.7 million compared to $5.4 million during the same quarter in 2017, as the Company opened fewer stores, completed fewer store remodels, and incurred lower technology-related expenditures.

•	At March 31, 2018, no borrowings were outstanding against the Company’s $100 million credit facility. This compares to $3.5 million of borrowings at March 31, 2017.

Share Repurchase Activity:

During the first quarter of 2018, the Company repurchased 1.4 million shares of its common stock for $20.1 million, at an average price of $14.32 per share. At March 31, 2018, $198.8 million of the Company’s $500 million share repurchase authorization remained available for future share repurchases.

Closure of Company-Operated Mexico Manufacturing and Distribution Facilities:

In connection with ongoing efforts to simplify the business and improve profitability, the Company has made the decision to close its manufacturing and distribution facilities in Mexico. Manufacturing has ceased, and the distribution center will be closed by the end of the third quarter. Related one-time charges are identified in the Company’s second quarter and full year SG&A guidance.

Financial Outlook:

Second Quarter 2018:

With respect to the second quarter of 2018, the Company expects:

•	Revenues of $315 to $325 million compared to $313.2 million in the second quarter of 2017.

•	Gross margin to be slightly above last year’s 54.2% rate.

•
SG&A to be approximately flat with $140.4 million last year. Non-recurring charges incurred in connection with our SG&A reduction plan are estimated at $1 million, compared to $1.8 million in last year’s second quarter. In addition, the Company will incur approximately $5.0 million of non-recurring charges in connection with the closure of its Mexico manufacturing and distribution facilities.

Full Year 2018:

With respect to 2018, the Company now expects:

•
Revenues to increase low single digits over 2017 revenues of $1,023.5 million, as we expect double digit e-commerce growth and moderate wholesale growth to more than offset lower retail revenues due to operating fewer stores and business model changes.

•	Gross margin to be up approximately 70 to 100 basis points over 2017 gross margin of 50.5%.

•
SG&A to be approximately $485 million. This includes approximately $15 million of non-recurring charges. Approximately $5 million of the non-recurring charges relate to the SG&A reduction plan. Approximately $10 million relate to the closure of the Mexico manufacturing and distribution facilities, with approximately half being non-cash. 2017 SG&A was $499.9 million, including $17.0 million of non-recurring charges.

•	Income from operations to be approximately $50 million compared to $17.3 million in 2017.

•	Depreciation and amortization to be approximately $30 million compared to $33.1 million in 2017.

•	Income tax expense of approximately $17 million compared to $7.9 million in 2017.

Conference Call Information:

A conference call to discuss first quarter 2018 results is scheduled for today, Tuesday, May 8, 2018 at 8:30 a.m. EST. The call participation number is (888) 771-4371. A replay of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call, and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 46719244. The call will also be streamed live on the Crocs website, www.crocs.com, and that audio recording will be available at www.crocs.com through May 8, 2019.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. Every pair of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2018, Crocs reinforces its mission of “everyone comfortable in their own shoes” with the second year of its global Come As You Are™ campaign. To learn more about Crocs or Come As You Are, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, expectations and our revenue, gross margin, SG&A, income from operations, depreciation and amortization, and tax expense outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of May 8, 2018. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimates provided in the “Financial Outlook” section above, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues	$283,148	$267,907
Cost of sales	143,275	134,323
Gross profit	139,873	133,584
Selling, general and administrative expenses	113,951	118,002
Income from operations	25,922	15,582
Foreign currency gains, net	1,071	276
Interest income	279	150
Interest expense	(113)	(184)
Other income, net	53	124
Income before income taxes	27,212	15,948
Income tax expense	10,758	4,938
Net income	16,454	11,010
Dividends on Series A convertible preferred stock	(3,000)	(3,000)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(931)	(855)
Net income attributable to common stockholders	$12,523	$7,155
Net income per common share:
Basic	$0.15	$0.08
Diluted	$0.15	$0.08
Weighted average common shares outstanding:
Basic	68,705	73,810
Diluted	71,668	74,561

EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Numerator:
Net income attributable to common stockholders	$12,523	$7,155
Less: Net income allocable to Series A convertible preferred stockholders (1)	(2,094)	(1,127)
Adjusted net income available to common stockholders - basic and diluted	$10,429	$6,028
Denominator:
Weighted average common shares outstanding - basic	68,705	73,810
Plus: dilutive effect of stock options and unvested restricted stock units	2,963	751
Weighted average common shares outstanding - diluted	71,668	74,561

Net income per common share:
Basic	$0.15	$0.08
Diluted	$0.15	$0.08
(1) Represents the amount which would have been paid to preferred stockholders in the event the Company had declared a dividend on its common stock.

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$101,953	$172,128
Accounts receivable, net of allowances of $30,380 and $31,389, respectively	169,954	83,518
Inventories	148,187	130,347
Income taxes receivable	7,781	3,652
Other receivables	11,554	10,664
Restricted cash - current	2,359	2,144
Prepaid expenses and other assets	21,981	22,596
Total current assets	463,769	425,049
Property and equipment, net of accumulated depreciation and amortization of $90,554 and $91,806, respectively	30,746	35,032
Intangible assets, net	53,023	56,427
Goodwill	1,734	1,688
Deferred tax assets, net	10,097	10,174
Restricted cash	2,513	2,783
Other assets	11,001	12,542
Total assets	$572,883	$543,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,751	$66,381
Accrued expenses and other liabilities	85,448	84,446
Income taxes payable	15,142	5,515
Current portion of borrowings and capital lease obligations	281	676
Total current liabilities	188,622	157,018
Long-term income taxes payable	6,195	6,081
Other liabilities	11,218	12,298
Total liabilities	206,035	175,397
Commitments and contingencies:
Series A convertible preferred stock, 1.0 million shares authorized, 0.2 million outstanding, liquidation preference $203 million	183,364	182,433
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4.0 million shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250 million shares authorized, 95.7 million and 94.8 million issued, 68.3 million and 68.8 million outstanding, respectively	96	95
Treasury stock, at cost, 27.4 million and 26.0 million shares, respectively	(355,209)	(334,312)
Additional paid-in capital	376,808	373,045
Retained earnings	202,954	190,431
Accumulated other comprehensive loss	(41,165)	(43,394)
Total stockholders’ equity	183,484	185,865
Total liabilities and stockholders’ equity	$572,883	$543,695

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$16,454	$11,010
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,643	8,446
Unrealized foreign currency (gain) loss, net	(787)	856
Share-based compensation	2,674	2,611
Other non-cash items	941	(689)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(86,850)	(66,917)
Inventories	(20,853)	(28,591)
Prepaid expenses and other assets	5,112	9,618
Accounts payable, accrued expenses and other liabilities	29,065	13,766
Cash used in operating activities	(46,601)	(49,890)
Cash flows from investing activities:
Purchases of property, equipment, and software	(1,668)	(5,410)
Proceeds from disposal of property and equipment	16	12
Cash used in investing activities	(1,652)	(5,398)
Cash flows from financing activities:
Proceeds from bank borrowings	—	5,500
Repayments of bank borrowings and capital lease obligations	(400)	(3,376)
Dividends—Series A preferred stock	(3,000)	(3,000)
Repurchases of common stock	(20,061)	—
Other	(692)	(240)
Cash used in financing activities	(24,153)	(1,116)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,176	(1,389)
Net change in cash, cash equivalents, and restricted cash	(70,230)	(57,793)
Cash, cash equivalents, and restricted cash—beginning of period	177,055	152,646
Cash, cash equivalents, and restricted cash—end of period	$106,825	$94,853

CROCS, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY CHANNEL
(UNAUDITED)

	Three Months Ended March 31,		% Change	Constant Currency % Change (1)
	2018	2017
	(in thousands)
Wholesale:
Americas	$72,674	$71,023	2.3%	2.5%
Asia Pacific	71,733	70,935	1.1%	(5.2)%
Europe	49,877	40,583	22.9%	7.6%
Other businesses	313	190	64.7%	46.3%
Total wholesale	194,597	182,731	6.5%	0.7%
Retail:
Americas	34,716	32,829	5.7%	5.6%
Asia Pacific	17,614	21,532	(18.2)%	(22.4)%
Europe	7,176	7,419	(3.3)%	(12.7)%
Total retail	59,506	61,780	(3.7)%	(6.4)%
E-commerce:
Americas	16,440	13,869	18.5%	18.0%
Asia Pacific	7,815	5,877	33.0%	24.3%
Europe	4,790	3,650	31.2%	15.0%
Total e-commerce	29,045	23,396	24.1%	19.1%
Total revenues	$283,148	$267,907	5.7%	0.7%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Non-GAAP Measures” on page 7 for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	December 31, 2017	Opened	Closed	March 31, 2018
Company-operated retail locations:
Type:
Kiosk/store-in-store	71	—	—	71
Retail stores	161	—	16	145
Outlet stores	215	—	6	209
Total	447	—	22	425
Operating segment:
Americas	175	—	1	174
Asia Pacific	186	—	9	177
Europe	86	—	12	74
Total	447	—	22	425

CROCS, INC. AND SUBSIDIARIES
COMPARABLE RETAIL STORE SALES AND DIRECT TO CONSUMER COMPARABLE STORE SALES
(UNAUDITED)

Comparable retail sales and direct to consumer sales by operating segment were:

	Constant Currency (1)
	Three Months Ended March 31,
	2018	2017
Comparable retail store sales: (2)
Americas	10.9%	(6.0)%
Asia Pacific	4.7%	(1.4)%
Europe	(2.6)%	(7.7)%
Global	7.6%	(4.8)%

	Constant Currency (1)
	Three Months Ended March 31,
	2018	2017
Direct to consumer comparable store sales (includes retail and e-commerce): (2)
Americas	13.1%	(5.0)%
Asia Pacific	10.4%	5.5%
Europe	4.2%	(5.2)%
Global	11.2%	(2.2)%
(1) Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Non-GAAP Measures” on page 7 for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.